NOTICE OF ERRONEOUS FILING

Harvard Illinois Bancorp, Inc. (the “Company”) submitted a PRER14C on March 27, 2013 at 12:24 p.m EST (Accession No. 0001437749-13-003514) (the “erroneous filing”).    The erroneous filing was submitted in error and should be disregarded.  The Company subsequently corrected the filing by submitting a PRER14A on March 27, 2013 at 4:17 p.m. EST.